Exhibit 10.1

OFFICE LEASE

BETWEEN

RV VI 777 MARINERS, LLC,
a Delaware limited liability company

AND

MODEL N, INC.,
a Delaware corporation

INDEX TO LEASE

ARTICLE I. BASIC LEASE PROVISIONS		1.

ARTICLE II. PREMISES		2.
SECTION 2.1	LEASED PREMISES	2.
SECTION 2.2	ACCEPTANCE OF PREMISES	2.

ARTICLE III. TERM		3.
SECTION 3.1	GENERAL	3.
SECTION 3.2	DELAY IN POSSESSION	3.
SECTION 3.3	OPTION TO EXTEND	3.

ARTICLE IV. RENT AND OPERATING EXPENSES		4.
SECTION 4.1	BASIC RENT	4.
SECTION 4.2	OPERATING EXPENSE INCREASE	5.
SECTION 4.3	TENANT'S AUDIT RIGHT	6.
SECTION 4.4	SECURITY DEPOSIT	6.

ARTICLE V. USES		7.
SECTION 5.1	USE	7.
SECTION 5.2	SIGNS	8.

ARTICLE VI. LANDLORD SERVICES		8.
SECTION 6.1	UTILITIES AND SERVICES	8.
SECTION 6.2	OPERATION AND MAINTENANCE OF COMMON FACILITIES	8.
SECTION 6.3	USE OF COMMON FACILITIES	8.
SECTION 6.4	CHANGES AND ADDITIONS BY LANDLORD	9.

ARTICLE VII. MAINTAINING THE PREMISES		9.
SECTION 7.1	TENANT'S MAINTENANCE AND REPAIR	9.
SECTION 7.2	LANDLORD'S MAINTENANCE AND REPAIR	9.
SECTION 7.3	ALTERATIONS	9.
SECTION 7.4	MECHANIC'S LIENS	10.
SECTION 7.5	ENTRY AND INSPECTION	10.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PREMISES		10.

ARTICLE IX. ASSIGNMENT AND SUBLETTING		10.
SECTION 9.1	RIGHTS OF PARTIES	10.
SECTION 9.2	EFFECT OF TRANSFER	12.
SECTION 9.3	SUBLEASE REQUIREMENTS	12.

ARTICLE X. INSURANCE AND INDEMNITY		12.
SECTION 10.1	TENANT'S INSURANCE	12.
SECTION 10.2.	LANDLORD'S INSURANCE	13.
SECTION 10.3	TENANT'S INDEMNITY	13.
SECTION 10.4	LANDLORD'S NONLIABILITY	13.

ARTICLE XI. DAMAGE OR DESTRUCTION		13.
SECTION 11.1	RESTORATION	13.
SECTION 11.2	LEASE GOVERNS	14.

ARTICLE XII. EMINENT DOMAIN		14.
SECTION 12.1	TOTAL OR PARTIAL TAKING	14.
SECTION 12.2	TEMPORARY TAKING	14.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE		14.
SECTION 13.1	SUBORDINATION	14.
SECTION 13.2.	ESTOPPEL CERTIFICATE	15.

ARTICLE XIV. DEFAULTS AND REMEDIES		15.
SECTION 14.1	TENANT'S DEFAULTS	15.
SECTION 14.2.	LANDLORD'S REMEDIES	16.
SECTION 14.3.	LATE PAYMENTS	17.
SECTION 14.4	RIGHT OF LANDLORD TO PERFORM	17.
SECTION 14.5	DEFAULT BY LANDLORD	17.
SECTION 14.6.	EXPENSES AND LEGAL FEES	18.
SECTION 14.7	WAIVER OF JURY TRIAL	18.

ARTICLE XV. END OF TERM		18.
SECTION 15.1	HOLDING OVER	18.
SECTION 15.2	MERGER ON TERMINATION	18.
SECTION 15.3	SURRENDER OF PREMISES; REMOVAL OF PROPERTY	18.

ARTICLE XVI. PAYMENTS AND NOTICES		18.

ARTICLE XVII. RULES AND REGULATIONS		18.

ARTICLE XVIII. BROKER'S COMMISSION		19.

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST		19.

ARTICLE XX. INTERPRETATION		19.
SECTION 20.1	GENDER AND NUMBER	19.
SECTION 20.2	HEADINGS	19.
SECTION 20.3	JOINT AND SEVERAL LIABILITY	19.
SECTION 20.4.	SUCCESSORS	19.
SECTION 20.5	TIME OF ESSENCE	19.

SECTION 20.6	CONTROLLING LAW	19.
SECTION 20.7	SEVERABILITY	19.
SECTION 20.8	WAIVER AND CUMULATIVE REMEDIES	20.
SECTION 20.9	INABILITY TO PERFORM	20.
SECTION 20.10	ENTIRE AGREEMENT	20.
SECTION 20.11	QUIET ENJOYMENT	20.
SECTION 20.12	SURVIVAL	20.

ARTICLE XXI. EXECUTION AND RECORDING		20.
SECTION 21.1	COUNTERPARTS	20.
SECTION 21.2	CORPORATE AND PARTNERSHIP AUTHORITY	20.
SECTION 21.3	EXECUTION OF LEASE; NO OPTION OR OFFER	20.
SECTION 21.4	RECORDING	20.
SECTION 21.5	AMENDMENTS	21.

ARTICLE XXII. MISCELLANEOUS		21.
SECTION 22.1	NONDISCLOSURE OF LEASE TERMS	21.
SECTION 22.2	REPRESENTATIONS BY TENANT	21.
SECTION 22.3	CHANGES REQUESTED BY LENDER; BUILDING NAME	21.
SECTION 22.4	MORTGAGEE PROTECTION	21.
SECTION 22.5	COVENANTS AND CONDITIONS	21.
SECTION 22.6	TENANT SERVICES	21.
SECTION 22.7	UTILITY INFORMATION	21.
SECTION 22.8	PROHIBITED PERSONS; FOREIGN CORRUPT PRACTICES ACT	22.
SECTION 22.9	RENOVATIONS	22.
SECTION 22.10	CERTIFIED ACCESS SPECIALIST	22.
SECTION 22.11	RIGHT TO LEASE	23.
SECTION 22.12	PARKING	23.

EXHIBIT A PREMISES		Exhibit A-1

EXHIBIT B UTILITIES AND SERVICES		Exhibit B-1

EXHIBIT C TENANT'S INSURANCE		Exhibit C-1

EXHIBIT D RULES AND REGULATIONS		Exhibit D-1

EXHIBIT E WORK LETTER		Exhibit E-1

EXHIBIT F FORM SNDA		Exhibit F-1

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made as of April 7, 2020, by and between RV VI 777 MARINERS, LLC, a Delaware limited liability company ("Landlord") and MODEL N, INC., a Delaware corporation ("Tenant").

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant's Name: MODEL N, INC., a Delaware corporation

2.
Premises:    Approximately 35,120 rentable square feet of space commonly known as Suite 300, and approximately 480 rentable square feet of space commonly known as the “Break” of Suite 120, in the Building located at 777 Mariners Island Boulevard, San Mateo, California 94404.

Address of Building:    777 Mariners Island Boulevard, San Mateo, California 94404.

3.	Use of Premises: General office use consistent with a Class A building.

4.	Commencement Date: December 1, 2020

5.	Term: 64 months

6.	Basic Rent: Months: Monthly Basic Rent: 01 – 12 $193,324.00*
13 – 24    $199,123.72
25 – 36    $205,097.43
37 – 48    $211,250.35
49 – 60    $217,587.87
61 – 64    $224,115.50

*Provided that Tenant is not in default beyond applicable cure periods, Basic Rent for the first four (4) months of the initial Term shall be abated subject to Section 4.1.

7.	Operating Expense Base Year: Calendar Year 2021

Expense Recovery Period:    Every 12-month period during the Term (or portion thereof for the first and last
Lease years) immediately following the Operating Expense Base Year commencing January 1 and ending December 31.

8.	Floor Area of Premises: Approximately 35,600 rentable square feet.

9.	Security Deposit: $386,648.00

10.	Broker(s): Tenant’s Broker: Newmark Knight Frank Landlord’s Broker: Newmark Knight Frank

11.	Expiration Date: March 31, 2026

12.	Landlord’s Address for Payments and Notices: For Payments:

U.S. Bank
RV VI 777 Mariners
Bank ABA Number 071904779 Account: 199380429175

For all other notices:

RV VI 777 Mariners, LLC c/o Newmark Knight Frank
2950 South Delaware Street, Ste. 125 San Mateo, California 94403 Attention: Michelle Tan

With a copy to:

RV VI 777 Mariners, LLC
c/o Wafra Investment Advisory Group, Inc. 345 Park Avenue
New York, New York 10154
Attention: Director of Asset Management

13.	Tenant’s Address for Notices: 777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404

14.
Parking:    Three (3) unreserved parking passes for every 1,000 rentable square feet of the Premises, at no additional charge during the initial Term and the Option Term, subject to the terms of Section 22.12.

15.	Tenant’s Percentage: 18.35% calculated by dividing the Floor Area of Premises (numerator)
by the rentable area of the Building (denominator) and expressing the resulting quotient as a percentage.

16.	Prepaid Rent: $193,324.00 which shall be paid on or before November 1, 2020 and applied to the Basic Rent for the first full calendar month of the Term that Basic Rent is due, subject to Section 4.1.

17.
Tenant Improvement Allowance: $1,053,600.00 (i.e., $30.00 per rentable square foot of Suite 300 of the Premises). Tenant may in its sole discretion apply the entire Tenant Improvement Allowance towards Basic Rent during the first Twelve (12) months of the Term as set forth in Exhibit E.

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the “Premises”) containing the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the Building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property is called the “Building”). The rentable square footage of the Premises as described above is conclusive as between the parties.

SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were in good condition and in conformity with the provisions of this Lease in all respects. Except as expressly set forth in this Section 2.2, Tenant accepts the Premises in its existing “as is” condition and waives any right or claim against Landlord arising out of the condition of the Premises. Landlord shall otherwise deliver the Building systems, including the roof, HVAC, mechanical, electrical and plumbing systems, in good working condition, except to the extent any deficiency is caused by the acts or omissions of Tenant or its agents, contractors, employees or invitees.

ARTICLE III. TERM

SECTION 3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence on the Commencement Date (the “Commencement Date”) as set forth in Item 4 of the Basic Lease Provisions. Within ten (10) days after the Commencement Date, Landlord may deliver to Tenant, and if delivered, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. Dynatrace LLC (“Dynatrace”) is the tenant for the Premises with Landlord as the landlord under that certain Office Lease dated as of November 21, 2013 (the “Master Lease”). Tenant is currently in possession of the Premises as Subtenant under that certain Sublease dated August 8, 2017, with Dynatrace, as sublandlord, with a term ending on November 30, 2020. If Tenant’s right to possession of the Premises terminates under the Sublease for any reason (other than Tenant’s, as subtenant, default under such sublease), prior to expiration of such sublease, Landlord agrees to recognize Tenant, and Tenant agrees to attorn to Landlord, upon the then executory terms and conditions of said sublease for the remainder of the term of said sublease until the Commencement Date of this Lease; provided, however, that in such event, Landlord will not be (i) liable for any rent paid by Tenant to its sublandlord, or any security deposit paid by Tenant to its sublandlord, unless same has been transferred to Landlord by the sublandlord; (ii) liable for any act or omission of sublandlord or for any default of sublandlord which occurred prior to the effective date of the attornment; (iii) subject to any defenses or offsets that Tenant may have against its sublandlord which arose prior to the effective date of the attornment; (iv) bound by any changes or modifications made to the sublease without the written consent of Landlord; (v) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Premises which sublandlord agreed would be transferred to Tenant or which sublandlord agreed could be used by the Tenant during the term of the sublease; or (vi) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from sublandlord to Tenant under the sublease.

SECTION 3.3.    OPTION TO EXTEND.

(a)    Landlord hereby grants Tenant one (1) option ("Option to Extend") to extend the initial Term for the entire Premises for a period of five (5) years (the "Option Term"), which Option shall be exercisable only by written notice ("Exercise Notice") delivered by Tenant to Landlord not more than twelve (12) months nor less than eight (8) months prior to the expiration of the initial Term. The rights contained in this Section 3.3 shall be personal to the Original Tenant or a Permitted Transferee Assignee (as defined below) and may only be exercised by the Original Tenant or Permitted Transferee Assignee (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease except a Permitted Transferee Assignee) if the Original Tenant or Permitted Transferee Assignee occupies no less than 75% of the Premises as of the date of Tenant's Exercise Notice (as defined below). Tenant's failure to deliver the Exercise Notice on or before the date specified above shall be deemed to constitute Tenant's election not to exercise the Option to Extend. The Basic Rent payable by Tenant during the Option Term ("Option Rent") shall be equal to 100% of the "Market Rent" (defined below). "Market Rent" shall mean the applicable monthly Basic Rent and all escalations at which tenants, as of the commencement of the Option Term, are entering into leases for non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in transactions, for a term comparable to the Option Term, which comparable space is located in the Comparable Buildings, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant. The Option to Extend may be exercised by Tenant only if: (x) Tenant shall not have been in default beyond applicable cure periods under this Lease during the Term and Tenant is occupying at least 75% of the entire Premises; (y) Tenant shall have not assigned this Lease, except to a Permitted Transferee Assignee; or (z) the Lease has not been terminated prior to the Expiration Date of the initial Term. The term "Comparable Buildings" shall mean the Building and other office buildings located in San Mateo, California, which buildings are Class “A” buildings with a similar quality of construction, and are of similar size, and offer similar services and amenities.

(b)    In the event Tenant timely and appropriately delivers the Exercise Notice to Landlord, Landlord shall notify Tenant of Landlord's determination of the Option Rent on or before the sixtieth (60th) day following Landlord’s receipt of the Exercise Notice. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the date that occurs one hundred twenty (120) days prior to the Expiration Date (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, within ten (10) days, and such determinations shall be submitted to arbitration in accordance with Section 3.3(c) below. If Tenant fails to object to Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord's determination of Option Rent.

(c)    Landlord and Tenant shall each appoint one arbitrator who shall be a licensed commercial real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of Class A office buildings in San Mateo, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators." The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel. The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof, but in no event shall the Option Rent be less than the Basic Rent that Tenant is obligated to pay under this Lease for the month immediately preceding the Option Term. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator. If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator. Each party shall pay the cost of its Advocate Arbitrator and the non-prevailing party in the arbitration shall pay the cost of the Neutral Arbitrator. In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant in connection with such Option Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party. If requested by Landlord, Tenant shall execute and deliver to Landlord an amendment to this Lease within ten (10) days after presentation by Landlord, reflecting changes in the Basic Rent, the Term, the Expiration Date, and other appropriate terms for the Option Term; provided, however, an otherwise valid exercise of the Option to Extend shall be fully effective whether or not the amendment is executed.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset the Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand notice or invoice shall be required. The installment of rent specified in Item 16 of the Basic Lease Provisions shall be delivered to Landlord on or before November 1, 2020 and shall be applied against the Basic Rent first due hereunder.

Provided that no event of default has occurred, then during the first four (4) months of the initial Term (the "Basic Rent Abatement Period"), Basic Rent otherwise attributable to the Premises in the total aggregate amount of $773,296.00 during such Basic Rent Abatement Period shall be abated (the "Basic Rent Abatement"). Tenant shall be obligated to pay all additional rent during the Basic Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Basic Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Basic Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease, is terminated early for any reason other than Landlord's breach of this Lease or other mutually agreed to terms, then the dollar amount of the unapplied portion of the Basic Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Basic Rent applicable at the end of the Term and Tenant shall immediately be obligated to begin paying Basic Rent for the Premises in full. The foregoing Basic Rent Abatement right set forth herein shall be personal to the Tenant originally named herein (the "Original Tenant") and shall only apply to the extent that the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant's interest in this Lease) is the Tenant under this Lease during such Basic Rent Abatement Period.

SECTION 4.2.    OPERATING EXPENSE INCREASE.

(a)Tenant shall reimburse Landlord as additional rent for Tenant's Percentage of Operating Expenses, for each year in excess of the Operating Expense Base Year, incurred by Landlord in the operation of the Building.

(b)Commencing prior to the start of the first full Expense Recovery Period of the Lease (as set forth in Item 7 of the Basic Lease Provisions), and no less than 10 days prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written reasonable estimate of the amount of Tenant's Percentage of Operating Expenses for the Expense Recovery Period or portion thereof. Tenant shall pay the estimated amount to Landlord in equal monthly installments in advance with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs or incentives to any tenants in the Building.

(c)Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall endeavor to furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to an amount corresponding to Tenant's actual Percentage of Operating Expenses as shown by the annual statement. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within thirty (30) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties within thirty days following delivery of Landlord’s expense statement.

(d)Even though the Lease has terminated and the Tenant has vacated the Premises when the final determination is made of Tenant's Percentage of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall, upon notice, pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant within a reasonable time period consistent with the terms herein.

(e)If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated Percentage of Operating Expenses shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's Percentage of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, relevant details as to the calculation of the increase, Tenant's monthly share thereof, and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses, as provided in paragraph (b) above, commencing with the month in which effective.

(f)The term Operating Expenses shall include all expenses of operation, repair, maintenance, management and replacement of the Building, together with all appurtenant Common Facilities (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; taxes; insurance premiums or reasonable premium equivalents, should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder, and deductibles; license permit and inspection fees; heat; light; power; janitorial services; air conditioning; supplies; materials; equipment; tools; programs instituted to comply with transportation management requirements; tenant services; amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Building; labor; reasonably allocated wages and salaries fringe benefits and payroll taxes for administrative and other personnel directly applicable to the Building, including both Landlord's personnel and outside personnel but exclusive of personnel above the level of building manager; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2 and 10.2 and Exhibits B and C below; and a reasonable overhead/management fee capped at 5% of the annual gross rent. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "taxes," as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Building, and any improvements, fixtures and equipment and other property of Landlord located in the Building except that general net income and franchise taxes imposed against Landlord shall be excluded; (iii) any tax surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any tax by appropriate proceedings. The Operating Expenses may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building during any Expense Recovery Period. Notwithstanding the foregoing, Operating Expenses shall not include interest, principal, points and fees on mortgages, depreciation on the Building, marketing costs and commissions, Landlord’s general corporate costs, costs arising from the gross negligence of Landlord or its agents, tenant finish out costs for any other tenant, capital improvements except as described in this Section 4.2(f), or any incentive payments or rental abatement to any tenant in the Building.

(g)The cost of capital investments initiated by the Landlord and included as an Operating Expense pursuant to the foregoing shall be amortized over its useful life in accordance with GAAP, and Tenant shall pay any such amortized costs, including interest.

SECTION 4.3. TENANT’S AUDIT RIGHT. Provided that Tenant delivers written notice of its intent to audit within sixty (60) days after receipt by Tenant of a statement from Landlord and Tenant completes such audit within one hundred eighty (180) days after the date Landlord makes Landlord’s books and records available to Tenant, Tenant shall have the right following the Base Year, but not more than once per calendar year, to conduct an audit of Landlord’s books and records relating to Operating Expenses in accordance with the following terms and provisions: (i) No default then exists; (ii) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office; (iii) neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part; (iv) prior to commencing the audit, Tenant and the auditor shall: (A) if the auditor is not an employee of Tenant, provide Landlord with evidence that the auditor is from a nationally recognized accounting firm and that the individual performing the audit is a certified public accountant (a “Qualified Auditor”); (B) each sign a confidentiality letter to be provided by Landlord; and (C) provide Landlord with evidence of the fee arrangement between the auditor and Tenant; (v) the audit shall be limited solely to confirming that the Operating Expenses reported in the Landlord’s statement are consistent with the terms of this Lease. If Tenant’s auditor finds errors or overcharges in Landlord’s statement that Tenant wishes to pursue, then within the time period set forth above, Tenant shall advise Landlord thereof in writing with specific reference to claimed errors and overcharges and where applicable, the relevant Lease provisions disqualifying such expenses, and Landlord shall have a reasonable opportunity to meet with Tenant’s auditor (and any third auditor selected hereinbelow, if applicable) to explain its calculation of Operating Expenses. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits. If agreement cannot be reached within two (2) weeks thereafter, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who does not perform services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise between the first two auditors’ findings, nor to make any other finding. If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional rent next due and payable under this Lease the amount of such overcharge, or if the Term has expired, Landlord shall pay such amount to Tenant within 30 days. If the Final Finding determines that Landlord has overstated the Operating Expenses by more than five (5%) percent, then Landlord shall reimburse Tenant for all of Tenant’s reasonable costs relating to the Audit not to exceed $5,000. If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge. Tenant’s failure to provide written notice of its intent to audit within sixty (60) days after receipt by Tenant of a statement or failure to complete such audit within one hundred and eighty (180) days after the date Landlord makes Landlord’s books and records available to Tenant shall be deemed to be Tenant’s waiver of the audit rights set forth herein.

SECTION 4.4.    SECURITY DEPOSIT. On November 1, 2020, Tenant shall deposit with Landlord the sum stated in Item 9 of the Basic Lease Provisions to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the “Security Deposit”). Upon any default by Tenant, including specifically but not limited to Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, Landlord may apply all or part of the Security Deposit as full or partial compensation for that default. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) business days after written demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit, or portion thereof, until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full and Tenant has vacated the Premises in accordance herewith, and any balance shall be returned to Tenant within thirty (30) days thereafter. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises.

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief, in addition to any other available remedy. Tenant shall not do nor permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or use, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, and/or their contents, and shall comply with all applicable insurance underwriters' rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply, at its expense, with all present and future laws, regulations, codes ordinances, and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation, all federal and state occupational, health and safety requirements and all recorded covenants, conditions and restrictions affecting the Building. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to industrial hygiene, environmental protection and/or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any “Hazardous Materials” (as hereinafter defined). Tenant shall not cause or permit any hazardous wastes, toxic substances or toxic or hazardous materials (collectively, “Hazardous Materials”) to be brought upon, used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which consent may be withheld by Landlord in its sole and absolute discretion and may be revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s sole cost and expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. For purposes hereof, Hazardous Materials shall include, but not be limited to substances defined as “hazardous substances”, “toxic substances”, or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976; Hazardous Material Transportation Act; section 25117 of the California Health and Safety Code; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant to said laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant to said laws (collectively “Regulations”). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy; provided, however that Tenant may use commercially available office cleaning supplies in compliance with Regulations. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulation, and any update filed in accordance with any applicable Regulation. If Tenant’s activities violate or create a risk of violation of any Regulation, Tenant shall cease such activities immediately, including (but not limited to) upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of any Hazardous Materials or of any condition constituting an “imminent hazard” under any Regulation. Landlord, Landlord’s representatives and employees shall have the right to enter the Premises at any time in the case of an emergency and otherwise at reasonable times (upon reasonable advance notice), for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all laws, rules, regulations, ordinances and directives relating in any manner to the Premises, including but not limited to matters pertaining to the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Materials. Tenant shall indemnify, protect, defend (with counsel acceptable to Landlord) and hold Landlord, its agents, directors, affiliates, officers, partners, managers, members, employees, lenders, and successors and assigns, and the Premises, harmless from the against any and all loss of rents and/or damages, liabilities, judgments, costs, claims liens, expenses, penalties, permit fees and attorney’s and consultant’s fees arising out of or involving any Hazardous Materials brought onto, manufactured, produced or stored at, discharged or transported from, the Premises by or for Tenant, its agents, employees, representatives, contractors, invitees, successors or assigns, or in any way under Tenant’s control. Tenant’s obligations under this Paragraph shall include, but not be limited to, the effects of any contamination or injury to any person, property or the environment created or permitted by Tenant, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify Tenant from any action by a governmental agency against Tenant regarding the presence of Hazardous Materials existing at the Building prior to the date Tenant first occupied the Premises, except to the extent such pre-existing condition was exacerbated by, or caused by, Tenant or its employees, contractors or agents. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release

Tenant from its obligations under this Lease with respect to Hazardous Materials or Hazardous Materials Activities, unless specifically so agreed by Landlord in writing at the time of such agreement. Tenant acknowledges that: (a) the Building does not comply in certain respects with the requirements of the Americans with Disabilities Act; and (b) certain portions of the Building contain asbestos containing materials. Landlord has been advised that these materials are non-friable and do not represent a health risk. Tenant is invited to review reports concerning these matters on file at the office of the Building.

SECTION 5.2. SIGNS. Tenant may maintain its current sign adjacent to the entry door of the Premises. Landlord shall provide one (1) directory strip in the directory board in the main Building lobby for the Premises, one (1) slip on each of the (4) four monument signs currently in existence for the Building located on the exterior grounds of the Project, elevator lobby directory signage on the floors where Tenant’s Premises are located, and signage at Tenant’s Premises entry, all at no additional cost to Tenant. Tenant shall maintain its signage in good condition and repair during the Term, provided that Landlord may, at its election, maintain such signage and charge Tenant the cost thereof only in the event the Building standards change. All signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord, according to Landlord’s building standards. All of Tenant’s signage shall be restricted solely to Tenant's name as set forth in Item 1 of the Basic Lease Provisions, or such other name as Landlord may consent to in writing. Tenant shall be responsible for the cost of all changes to Tenant’s signs and any costs of Tenant’s signage above Building standard. All signage shall be subject to Landlord’s prior written approval and applicable law, which shall not be unreasonably withheld with respect to Tenant’s signage granted herein. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages. Signage rights shall not be personal to Tenant and shall be passed on to any permitted transferee of Tenant in accordance with Section 9 below.

ARTICLE VI. LANDLORD SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Except to the extent that such utilities are separately metered or submetered, Landlord shall furnish to the Premises the utilities and services described in Exhibit B subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damage to Tenant's equipment resulting from power surges. To the extent that such interruption of such service was caused by the gross negligence or willful misconduct of Landlord, Tenant’s sole remedy shall be limited to an abatement in Basic Rent for the period beginning with (a) the day which is three
(3)consecutive business days after the date on which Tenant delivers notice to Landlord of such interruption or failure and of the fact that Tenant is being deprived of all reasonable use of the Premises or any portion thereof and Tenant does not actually use the Premises (or portion thereof) and ending on (b) the date such interruption or failure which is Landlord’s responsibility is no longer causing Tenant to be deprived of all reasonable use of the Premises or any portion thereof or the date Tenant uses the Premises or any portion thereof, whichever is earlier. Landlord's failure to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent, or constitute a constructive or other eviction of Tenant, except that Landlord shall promptly and diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations, which Landlord may reasonably establish for the provision of services and utilities and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall, at all reasonable times, have free access to all electrical and mechanical installations of Landlord. Provided that Tenant is not in default beyond any applicable notice and cure period, Landlord shall provide Tenant with a one time supplemental tenant improvement allowance up to
$15,000 (“Server Allowance”) for relocation of its server room. The Server Allowance shall be disbursed by Landlord within 30 days following Landlord’s receipt of (A) invoices and evidence of payment for labor rendered and materials delivered in connection with the relocation of the server room and (B) properly executed mechanic's lien releases from all of Tenant's contractors, subcontractors, agents and representatives).

SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON FACILITIES. During the Term, Landlord shall operate all Common Facilities within the Building. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Building which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways, fitness center, showers, lockers, on-site EV parking stations, large common training facility with kitchen, common conference room, on-site security, shuttle services, and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators and restrooms not located within the premises of any tenant.

SECTION 6.3. USE OF COMMON FACILITIES. The occupancy by Tenant of the Premises shall include the use of the Common Facilities, at no additional cost to Tenant, in common with Landlord and with all others for whose convenience and use the Common Facilities may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities in the manner Landlord may determine to be appropriate. Landlord shall, at all times during the Term, have exclusive control of the Common Facilities and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Facilities clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Facilities for repairs, remodeling and/or alterations to prevent a public dedication or the accrual of prescriptive rights or for any other reason deemed sufficient by Landlord. In the event of a removal or reduction of a material portion of the Common Facilities, Tenant’s share of Operating Expenses shall be revised accordingly to account for the same.

SECTION 6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or to the attendant fixtures, equipment and Common Facilities and tenant spaces. Landlord may, at any time, add buildings and areas from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises and Common Facilities.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. When and if needed or whenever reasonably requested by Landlord, Tenant, at its sole expense, shall make all repairs and replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs and replacements shall be at least equal in quality to the original work (subject to availability of reasonably similar materials), shall be made only by a licensed bonded contractor reasonably approved in writing in advance by Landlord, and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all reasonable costs incurred upon submission of an invoice. Tenant shall be responsible for all costs of maintenance, repairs, and servicing of any of its supplemental infrastructure, server room and equipment.

SECTION 7.2.    LANDLORD'S MAINTENANCE AND REPAIR

(a)    Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the structural portions of and facilities serving the Building and the Common Facilities, including, any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical, plumbing and mechanical systems, except that Tenant, at its expense, shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs, except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

(b)    Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld for non-structural alterations; provided however, Tenant shall be permitted to make such alterations, additions or improvements to the Premises without the prior written consent of Landlord (but upon prior written notice to Landlord) that (i) are decorative or cosmetic in nature (consisting of painting, wall coverings and floor coverings, including carpeting), (ii) do not require Tenant to obtain a building permit in connection therewith; (iii) do not affect the structure of the Building or any operating systems of the Building; (iv) do not violate or render invalid the certificate of occupancy for the Building or the Premises; and (v) the total costs thereof do not exceed $25,000 in the aggregate during any 12 month period. If any such improvement requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no work shall proceed until such approval has been received or such notice has been given. Landlord may impose, as a condition to its consent, any requirements that Landlord, in its discretion, may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Landlord may require that Tenant enter into an agreement with Landlord for the work to be performed by Landlord's contractor, in which event Tenant shall pay to Landlord, the cost of construction as incurred by Landlord. Should Landlord authorize Tenant to perform the work with a contractor approved by Landlord, Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. In any event, Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the total cost of the work. Under no circumstances shall Tenant make any improvement, which incorporates asbestos-containing construction materials into the Premises. Tenant shall perform all alterations and improvements in a diligent, good and workmanlike manner using materials of a quality reasonably approved by Landlord. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date or sooner termination date of this Lease all or any alterations, decorations, fixtures, additions, improvements and the like installed either by or for Tenant or by Landlord at Tenant's request, and to repair any damage to the Premises arising from that removal. Within thirty (30) days after completion of Tenant’s alterations, additions or improvements requiring the submission of plans to Landlord, Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications. Tenant agrees that all of such alterations, additions or improvements shall be insured by Tenant pursuant to Article X of this Lease immediately upon completion thereof.

SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute. In the event that Tenant shall not, within ten (10) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the lesser of 10% or maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of non- responsibility on the Premises.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all normal business hours (or except as otherwise agreed by Tenant or at any time during an emergency), upon 24 hours written notice to Tenant, except in an emergency, have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to post notices of non-responsibility, to alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, and to submit the Premises to prospective or actual purchasers or encumbrance holders or to prospective tenants (but as to prospective tenants only within twelve (12) months of the Expiration Date or if Tenant is in default), all without being deemed to have caused an eviction of Tenant and without abatement of rent. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not, under any circumstances, be deemed to be a forcible or unlawful entry into or a detainer of the Premises or any eviction of Tenant from the Premises.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PREMISES

Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, and if Landlord pays the same or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill, which is assessed against Landlord separately, or Landlord and Tenant jointly is attributable to Tenant's fixtures and personal property, Landlord's reasonable determination shall be conclusive.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1.    RIGHTS OF PARTIES.

(a)Notwithstanding any provision of this Lease to the contrary (except subsection (g) below), Tenant will neither voluntarily nor by operation of law assign, sublet, encumber or otherwise transfer all or any part of Tenant's interest in this Lease or permit the Premises to be occupied by anyone other than Tenant without Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed in accordance with the provisions of Section 9.1(c). No assignment (whether voluntary, involuntary or by operation of law) and no subletting or other transfer shall be valid or effective without Landlord's prior written consent and at Landlord's election shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment, subletting or other transfer by any other course of action, including its acceptance of any name for listing in the Building directory.

(b)If Tenant or Tenant’s guarantor (“Guarantor”) is a corporation or is an unincorporated association, partnership or limited liability company, the transfer of any stock or interest in the corporation, association, partnership or limited liability company, which results in a change in the control of Tenant or Guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article.

(c)If Tenant desires to assign this Lease or sublet or otherwise transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's proposed use; (iii) the terms and provisions of any proposed sublease or assignment; (iv) any other information reasonably requested by Landlord and reasonably related to the transfer; and (v) the proposed effective date of the transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery by Tenant of the information and documents required herein (“Transfer Notice”). Except as provided in Section 9.1(d), Landlord shall not unreasonably withhold its consent to an assignment or sublease; provided, however, without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment, sublease or other transfer where one or more of the following conditions is present: (1) the use of the Premises will be inconsistent with the provisions of this Lease; (2) the insurance requirements imposed on such assignee or subtenant are not brought into conformity with this Lease; (3) the proposed subtenant or assignee (itself, or by its principals, shareholders, members or guarantors) does not reasonably demonstrate that it is financially responsible by submission to Landlord of all reasonable information as Landlord may reasonably request concerning the proposed subtenant or assignee, including but not limited to, financial statements of the proposed subtenant or assignee; (4) [intentionally omitted]; (5) the proposed transferee is a governmental entity or agency; (6) the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (i) is a tenant or other occupant of space in the Building, or (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the 6-month period immediately preceding the notice of the transfer, and Landlord does not have comparable space available in the Building (although the foregoing (6) shall not be reasonable grounds for withholding consent to the extent Landlord cannot meet such proposed transferee’s space needs with available, reasonably comparable space in the Building that has a similar build-out to, and that is no less than 85% and no more than 115% of the rsf of the Premises proposed in the Transfer Notice); or (7) the proposed transfer will impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may, within ninety (90) days after the date of the consent, effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section.

(d)Notwithstanding the provisions of Subsection (c) above, solely in the event that Tenant wishes to sublease or assign greater than 60% of the floor area of the Premises for more than 60% of the remainder of the Lease Term, in lieu of consenting to such a proposed sublease or assignment, Landlord may, within thirty (30) days following Tenant’s request and Tenant’s delivery of the information required above, elect to terminate this Lease in its entirety or as to the portion of the Premises subject to the transfer, effective on the date that the proposed sublease or assignment would have become effective. Landlord may, thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

(e)If Tenant assigns, sublease or otherwise transfers the Lease or Premises, or any portion thereof, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for leasehold improvements) paid by the assignee for such assignment, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement exceeds the monthly Basic Rent payable by Tenant hereunder with respect to the portion of the Premises subject to the transfer (on a per square foot basis), after deducting Tenant’s actual and reasonable brokerage commissions and legal fees incurred in connection with such sublease or assignment. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

(f)Tenant shall pay to Landlord a transfer fee of One Thousand Dollars ($1,000.00), and reimburse Landlord’s reasonable professional fees (including attorneys’ fees) incurred in connection with any request to transfer regardless of whether such transfer is approved or consummated, with Tenant’s share of such expense not to exceed $1,500 per request.

(g)Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of Tenant, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed an assignment or subletting requiring Landlord's consent under this Article IX (any such assignee or sublessee described in items (A) through (D) of this Section 9.1(g) is hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date (or within ten (10) after the effective date if prior notice is prohibited by law) of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment, sublease or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have an unrestricted cash balance of at least $20,000,000 computed in accordance with generally accepted accounting principles on the date of the transfer (v) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. "Control," as used in Sections 9.1(b) and 9.1(g), shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment or other transfer, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable, jointly and severally, with Tenant for the payment of all rent and for the due performance of all of Tenant's obligations under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and the assignee, subtenant, transferee and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

(a)    Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default beyond applicable cure periods occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default beyond applicable cure periods exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(b)    In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord; the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

(c)    Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default beyond applicable cure periods by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect at all times the insurance described in Exhibit C. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2.    LANDLORD'S INSURANCE.

(a)Liability Insurance. Landlord shall obtain and keep in force a Commercial General Liability policy of insurance against claims for bodily injury, personal injury and property damage based upon or arising out of its ownership, use, occupancy or maintenance of the Building and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount no less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000.

(b)Building and Improvements. Landlord shall obtain and keep in force a policy or policies of insurance in the name of Landlord, with loss payable to Landlord, any ground-landlord, and to any lender, insuring the replacement cost of the Building, as the same shall exist from time to time, or the amount required by any lender, but in no event more than the commercially reasonable and available insurable value thereof. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and/or earthquake).

(c)Rental Value. Landlord may also obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for any additional 180 days.

(d)Limitations. Landlord shall not be required to carry insurance of any kind on Tenant’s property, including leasehold improvements, trade fixtures, furnishings, equipment plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. The cost of all policies of insurance maintained by Landlord pursuant hereto shall be included in Operating Expenses.

SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, and except to the extent of Landlord’s gross negligence or willful misconduct, Tenant shall defend, indemnify and hold harmless Landlord and its agents, officers, directors, partners, managers, members, ground lessors, lenders and any and all of their respective affiliates, including without limitation any corporations or other entities controlling, controlled by or under common control with Landlord, and successors and assigns (collectively, “Landlord Parties”), from and against any and all damages, claims, actions, liabilities, costs or expenses (including attorneys’ fees and costs) arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Facilities, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Facilities, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through legal counsel satisfactory to Landlord in its reasonable discretion. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

SECTION 10.4. LANDLORD'S NONLIABILITY. Except in the event of Landlord’s gross negligence or willful misconduct , neither Landlord nor any Landlord Parties shall be liable to Tenant, its employees, agents and invitees, and Tenant hereby assumes the risk of and waives all claims against Landlord and the Landlord Parties for loss of or damage to any property or any injury to any person or loss or interruption of business or income resulting from, but not limited, to fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, heating and ventilation systems, mechanical equipment , lighting or other fixtures in the Building whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Neither Landlord nor any Landlord Parties shall be liable for interference with light or other similar intangible interests. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other mater relating to the Property or the Premises shall be limited to the unencumbered interest of Landlord in the Building and Tenant agrees to look solely to Landlord’s unencumbered interest in the Building for the recovery of judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. Under no circumstances shall Landlord ever be liable for consequential or punitive damages, including damages for lost profits or for business interruption.

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1.    RESTORATION.

(a)If the Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible at its expense unless: (i) the damage is not covered by Landlord's fire and extended coverage insurance; or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the full replacement cost of the Building (the “Replacement Cost”); (iii) the damage occurs during the final twelve (12) months of the Term; (iv) the holder of any mortgage on the Building or ground lessor with respect to the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (v) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs, and this Lease shall terminate as of the date said notice.

(b)Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that if the damage is so extensive as to reasonably prevent Tenant's use and enjoyment of the Premises for more than twelve (12) months, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days following Landlord’s notice in subsection (a). In the event this Lease is terminated in accordance with the terms of Section 11.1 or Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Article X of this Lease applicable to any improvements, alterations or additions.

(c)Commencing on the date of any damage to the Building and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

(d)Notwithstanding the provisions of subsections (a) (b) and (c) of this Section, the cost of any repairs shall be borne by Tenant and Tenant shall not be entitled to rental abatement or termination rights if the damage is due to solely the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements, alterations, additions or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. Tenant irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2), 1933(4) and 1942 as the same may be modified or replaced hereafter.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease by written notice to the other party effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which and to the part of the Premises of which Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed thirty (30) days.
ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

SECTION 13.1.    SUBORDINATION

(a)At the option of Landlord this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages, deeds of trust or other encumbrance, if any, which may now or hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage, deed of trust or other encumbrance or, if requested by Landlord, to subordinate in whole or in part any ground or underlying lease or the lien of any mortgage, deed of trust or other encumbrance to this Lease. Tenant shall, concurrently with its execution of this Lease, execute a SNDA materially in the form attached hereto as Exhibit F, and Landlord shall request such SNDA to be executed by the current lender. Landlord's failure to obtain any SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

(b)Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) business days after written request by Landlord, in any form that Landlord may reasonably require, shall constitute a material default under this Lease. If Tenant fails to execute such documents within such 10 business day period, Landlord may execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents in accordance with this Section 13. In that event, Landlord, in addition to any other rights or remedies it might have, shall have the right by written notice to Tenant to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord's notice. Landlord's election to terminate shall not relieve Tenant of any liability for its default.

SECTION 13.2.    ESTOPPEL CERTIFICATE

(a)Tenant shall, at any time upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of the modification and certifying that this Lease as modified is in full force and effect), and the dates to which the rental, additional rent and other charges have been paid in advance, if any; and (ii) acknowledging that to Tenant's knowledge there are no uncured defaults on the part of Landlord or specifying each default, if any, are claimed; and (iii) setting forth all further information that Landlord may reasonably require.

(b)Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification, except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than one (1) month's rental has been paid in advance.

ARTICLE XIV. DEFAULTS AND REMEDIES

SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a)The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, within three (3) business days of the date when due. For purposes of these default and remedy provisions, the term additional rent shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b)Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, without the prior written consent of Landlord (except pursuant to Section 9.1(g) above).

(c)The discovery by Landlord that any financial statement provided by Tenant or by any affiliate, successor or guarantor of Tenant was materially false; or a default by Tenant under any other agreement of which Landlord and Tenant are parties.

(d)The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Sections 1161 and 1161(a), as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

(e)(i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

(f)	The abandonment of the Premises by Tenant.

(g)	The Tenant’s failure to take possession of the Premises or to occupy same within sixty days after the Commencement
Date.

SECTION 14.2.    LANDLORD'S REMEDIES.

(a)In the event of any default by Tenant or in the event of the abandonment of the Premises by Tenant, then, in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)    Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1)	The worth at the time of award of the unpaid rent and additional rent, which had been earned at the time of termination;

(2)    The worth at the time of award of the amount by which the unpaid rent and additional rent, which would have been earned after termination until the time of award, exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)    The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result from Tenant's default, including but not limited to the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, the unamortized portion of any tenant improvements, allowances and brokerage commissions funded by Landlord in connection with this Lease, the value of any free rent, abatements or other rental and monetary concessions made or extended for or on behalf of Tenant ( including, without limitation, moving allowances and lease termination payments), reasonable attorneys' fees and any other reasonable costs; and

(5)    At Landlord's election all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term rent, as used in this Lease, shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. As used in subparagraphs (1) and (2) above, the worth at the time of award shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the worth at the time of award shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii)    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Landlord may elect not to terminate Tenant's right to possession of the Premises in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

(b)The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

(c)No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant, except as provided herein. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent; or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate, shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

SECTION 14.3. LATE PAYMENTS. Any rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear interest at the lesser of 10% or maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges, which may be imposed on Landlord by the terms of any ground, lease mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant is not received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in an amount equal to five percent (5%) of each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount nor shall it prevent Landlord from exercising any of its other rights and remedies.

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money other than rent or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then, in addition to any other available remedies, Landlord may, at its election, make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall promptly, upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs together with interest at the lesser of 10% or maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30-day period and thereafter diligently pursues the cure to completion. The directors, officers, shareholders, members, managers, employees, agents, attorneys, and partners of Landlord shall not be personally liable for any claim or judgment against Landlord under any circumstances. If Landlord is in default under this Lease, then Tenant shall seek only a money judgment against Landlord and shall not attempt to seize or attach any asset of Landlord except as otherwise provided herein. If Tenant recovers a money judgment against Landlord, then such judgment shall be satisfied only out of the proceeds of the sale received on execution of the judgment levied against the unencumbered right, title and interest of the Landlord in the Building. Tenant shall not attempt to satisfy any such judgment from any other asset of Landlord under any circumstances. Tenant acknowledges that this limitation on Landlord's liability has been separately bargained for and that Landlord would not enter into this Lease in the absence of this provision.

SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover, as a part of the action, its reasonable attorneys' fees and all other costs. The prevailing party, for the purpose of this paragraph, shall be determined by the trier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

LANDLORD /s/YMC TENANT /s/DB

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly rental shall be the greater of (a) one hundred fifty percent (150%) of the total monthly rental for the month immediately preceding the date of termination, or (b) the then currently scheduled rent for comparable space in the Building. If Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant or a mutual termination of this Lease shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, casualty, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid without deduction or offset in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within ten (10) days after demand. All payments requiring proration shall be prorated on the basis of a thirty-(30)-day month and a three hundred sixty-(360)-day year. Any notice, election, demand, consent, approval, or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier to the other party or may be deposited in the United States mail, duly registered or certified postage prepaid return receipt requested, and addressed to the other party at the address set forth in Items 12 and 13 of the Basic Lease Provisions, or if to Tenant at that address or from and after the Commencement Date at the Premises (whether or not Tenant has departed from abandoned or vacated the Premises). Either party may, by written notice to the other served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit D, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order or cleanliness of the Premises, Building, and Common Facilities. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER'S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) pursuant to a separate written agreement. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease and Tenant agrees to indemnify and hold Landlord harmless from any cost expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor, in which Tenant has an interest, shall be turned over, subject to that interest to the transferee, and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale- leaseback, shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall subject to the foregoing, be binding on Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only is not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several, and the act of or notice from or notice or refund to or the signature of any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including but not limited to any renewal extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended or shall be construed to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9. INABILITY TO PERFORM. Except as provided otherwise in this Lease, in the event that Landlord or Tenant shall be delayed or hindered in, or prevented from, performance of any act required hereunder by reason of a so-called “force majeure” circumstance or event, such as inability to procure materials, delay by the other party, failure of power or unavailability of utilities, riots, insurrection, war or other reason of a like nature not the fault of such party or not within its control, acts of God, governmental laws or regulations without fault and beyond the control of the party obligated (financial inability excepted), then performance such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

SECTION 20.10. ENTIRE AGREEMENT. This Lease, and its exhibits and other attachments, cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others, which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Except in the event of Tenant’s default hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, partnership or other entity, each individual executing this Lease on behalf of the corporation, partnership or entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or entity and that this Lease is binding upon the corporation, partnership or entity in accordance with its terms. Tenant, shall at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by both parties and delivery of a fully executed counterpart to Tenant. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

SECTION 21.4. RECORDING. Tenant shall not cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors-in-interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it and its partners, officers, directors, employees and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building, either directly or indirectly, without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

SECTION 22.2.    REPRESENTATIONS BY TENANT. The application, financial statements, and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building. At any time during the Term, however not more than twice per calendar year, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

SECTION 22.3. CHANGES REQUESTED BY LENDER; BUILDING NAME . If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord, which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease, shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant, and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary, to effect the cure time to obtain possession of the Building by power of sale or judicial foreclosure, provided that such foreclosure remedy is diligently pursued.

SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.6. TENANT SERVICES. In the event certain tenant services, including without limitation child care services, health club facilities, valet parking and concierge services are made available to tenants of the Building by a concessionaire under contract to Landlord or by a tenant under lease with Landlord (collectively, "Provider"), then Tenant acknowledges and agrees that Landlord shall not be deemed to have made any representation regarding the availability, quality or reliability of such service and Tenant shall have no recourse or claim against Landlord whether by abatement of rent or otherwise for any default or liability on the part of the Provider in furnishing the service.

SECTION 22.7. UTILITY INFORMATION. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute discretion), Tenant shall promptly, but in no event more than ten (10) business days following its receipt of each and every invoice for such items from the applicable provider, provide Landlord with a copy of each such invoice. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the "Energy Disclosure Requirements"), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further,

Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section shall survive the expiration or earlier termination of this Lease.

SECTION 22.8. PROHIBITED PERSONS; FOREIGN CORRUPT PRACTICES ACT. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under
(a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons"). Prior to and during the Term, Tenant, and to Tenant's knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

SECTION 22.9. CERTIFIED ACCESS SPECIALIST. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises, Building and Common Facilities have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord; and (ii) Tenant, at its sole cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) and Common Facilities to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as additional rent, for the cost to Landlord of performing such repairs. Tenant shall promptly deliver to Landlord any CASp report regarding the Premises obtained by Tenant. Tenant shall keep information contained in any CASp report regarding the Premises and/or Building confidential, except as may be necessary for Tenant or its agents to complete any repairs or correct violations with respect to the Premises. Tenant shall have no right to cancel or terminate the Lease due to violations of construction-related accessibility standards within the Premises or at the Building identified in any CASp report.

SECTION 22.10. RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation,
(i) installing sprinklers in the Building or Common Facilities and tenant spaces, (ii) modifying the Common Facilities and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building or Common Facilities, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

SECTION 22.11. RIGHT TO LEASE. Subject to Tenant’s right to quiet enjoyment of the Premises, Landlord reserves the absolute right to effect such other tenancies in the Building. Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building.

SECTION 22.12. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Item 14 of the Basic Lease Provisions. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant, but in no event shall Landlord materially reduce the number of spaces allocated to Tenant as a result of such modifications. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, and (iii) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 22.12 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a transfer permitted under Article IX. Parking rights are not personal to Tenant and may be inherited by any permitted transferee, subject to the previous sentence.

[Signatures on next following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:
RV VI 777 MARINERS, LLC, a Delaware limited liability company		MODEL N, INC., a Delaware corporation

By:	RV VI 777 MARINERS INC.,	By:	/s/ David Barter
	a Delaware corporation	Name:	David Barter
Its:	Sole Member	Its:	CFO

By:	/s/ Yvonne Compitello	By:
Name:	Yvonne Compitello	Name:
Its:	President	Its:
April 7, 2020

Exhibit A: Premises
    777 Mariners Island Boulevard, San Mateo
Suite 300 and “Break”

[attached on following pages]

Exhibit A-1

PREPARED FOR:
Cornerstone Real Estate Advisers
Tel (310) 314-8711

777 MARINERS ISLAND BLVD
SAN MATEO, CA

FLOOR PLAN

FIRST FLOOR
(As Measured: August 2011)
(Last Updated: February 2016)

TENANT BUILD RM
160
BUILD RM
105
RECEPTION
115
OFF
STRG
CONF
FIT
130
WOMEN
MEN
OFFICE AREA
150
CONF RM
140
RECEP
125
SECURITY
LOBBY
CONFIRM
110
OFFICE
LOBBY
100
AUD
AUDITORUM
JAN/ ELEC
ELEC
QA LAB
BREAK
120
170
CAFE
SERVER RM
SERVER
MECH

Billing Summary	SQ.FT.
Measured Area:	197,261
Exterior Area:	28,952

Survey Accuracy: +/- 0.09 %

Note: *All dimensions shown are rounded to the nearest inch, for informational purposes only. All measurements are recorded to 1/8" accuracy as documented in the final CAD drawing supplied.*

LASERTECH® is a registered US trademark of Lasertech® Floorplans Ltd.
Copyright 1998-2013 Lasertech® Floorplans Ltd. All Rights Reserved

SCALE 0 5 10 15 20 25 30 35 40

LASERTECH® FLOORPLANS
TEL: (415) 892-6808
FILE: 777 Mariners Island 16-073(13-397)

Exhibit A-1

PREPARED FOR:
Cornerstone Real Estate Advisers
Tel (310) 314-8711

777 MARINERS ISLAND BLVD
SAN MATEO, CA

FLOOR PLAN

THIRD FLOOR
(As Measured: October 2013)
(Last Updated: February 2016)

OFFICE AREA
101'-2"
33'-0"
TECH
CONF
20'-0"
CONF
Conf
OFF
OFF
OFF
OFFICE
BREAK RM
OFFICE AREA
32'-6"
RECEPTION
CONF RM
30'-0"
18'-0"
32'-3"
13'-3"
Elec
Men
Stg
Server
Break Rm
N/A
OFF
OFF
OFF
CONF
CONF
CONF
CONF
OFFICE AREA
OFF
OFF
OFF
OFF
CONF
OFFICE AREA
33'-8"
101'-2"

0 5 10 15 20 25 30 35 40
SCALE

Note: *All dimensions shown are rounded to the nearest inch, for informational purposes only. All measurements are recorded to 1/8" accuracy as documented in the final CAD drawing supplied.*

Survey Accuracy: +/- 0.09 %

LASERTECH FLOORPLANS

TEL: (415) 892-6808
FILE: 777 Mariners Island 16-073(13-397)

LASERTECH® is a registered US trademark of Lasertech® Floorplans Ltd.
Copyright 1999-2013 Lasertech® Floorplans Ltd., All Rights Reserved

Exhibit A-1

EXHIBIT B

UTILITIES & SERVICES

The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory and reasonable modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

1.Landlord shall furnish to the Premises Monday through Friday, during the hours of 8:00 a.m. to 6:00 p.m., (Saturday, Sunday and generally recognized national holidays are excepted), reasonable air conditioning, heating and ventilation services. Subject to the provisions set forth below, Landlord shall also furnish the Building with reasonable amounts of electric current for normal lighting by Landlord's standard, overhead fluorescent and incandescent fixtures and for fractional horsepower office machines, and water for lavatory and drinking purposes. Tenant will not, without the prior written consent of Landlord, consume electricity in the Premises at a level in excess of 5 watts per square foot or otherwise increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall, at all times, be subject to applicable governmental regulations.

2.Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time. The current charge for after-hours HVAC is $50.00 per hour. In addition, Landlord may impose a reasonable charge for any excessive use of any utilities or services or for any substantial recurrent use of the Premises at any time other than generally recognized business hours of generally recognized business days. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current plus any additional expense incurred in keeping account of the electric current consumed.

3.If any lights, machines or equipment (including without limitation electronic data processing machines) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office machines, Landlord shall have the right, at its election, to install or modify any machinery and equipment to the extent Landlord reasonably deems necessary to restore temperature balance. The cost of installation and any additional cost of operation and maintenance shall be paid by Tenant to Landlord promptly upon demand.

4.Landlord shall furnish water for personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed as shown on the meter and when bills are rendered, and on Tenant's default in making that payment, Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

5.In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those, which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

Exhibit B - 1

6.Landlord shall provide janitorial services Monday through Friday (Saturday, Sunday and generally recognized national holidays excepted), equivalent to that furnished in comparable office buildings and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant or by reason of any use of Premisesother than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers, and silverware) and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

7.Tenant shall have access to the Building 24 hours per day 7 days per week 52 weeks per year; provided that Landlord may install access control systems as it reasonably deems advisable for the Building. Such systems may, but need not, include full or part- time lobby supervision, the use of a sign-in/sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system, or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services for any breakdown in service or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may reasonably establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees’ use/misuse of any access system.

Exhibit B - 2

EXHIBIT C

TENANT'S INSURANCE

The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1Tenant shall, at its sole cost and expense commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term procure, pay for and keep in full force and effect: (i) comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in on or about the Premises, including but not limited to personal injury, non-owned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an occurrence basis and for not less than
$5,000,000 combined single limit per occurrence and $5,000,000 annual general aggregate for bodily injury, death and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers compensation insurance coverage as required by law, together with employers liability insurance coverage; (iii) with respect to improvements, alterations and the like required or permitted to be made by Tenant under this Lease builder's all-risk insurance in amounts satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief, and such other additional perils, as may be included in a standard all risk form in general use in San Mateo County California, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils for a period of at least twelve (12) months. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2All policies of insurance required to be carried by Tenant pursuant to this Exhibit C shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's policyholder rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer), or a certificate of insurance certifying that the policy has been issued, provides the coverage required by this Exhibit C, and contains the required provisions shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

3Each policy evidencing insurance required to be carried by Tenant, pursuant to this Exhibit C, shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant; (ii) a provision including Landlord, GE Real Estate Management Services, Wafra Investment Advisory Group, Inc., and any other parties designated by Landlord, as an additional insured, except as to workers compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, members, managers, partners, employees, contractors, and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, members, managers, partners, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

4.    In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit C, any insurance required by this Exhibit C or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the lesser of 10% or maximum rate permitted by law and any related costs or expenses incurred by Landlord within ten (10) days following Landlord's written demand to Tenant.

Exhibit C - 1

EXHIBIT D

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions at any time.

1.Except as provided or required by Landlord in accordance with Building standards, no sign, placard, picture, advertisement name or notice shall be inscribed, displayed, printed, painted or affixed by Tenant on or to any part of the Building or exterior of the Premises leased to Tenant or to the door or doors thereof without the written consent of Landlord first obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

2.Except as provided or required by Landlord in accordance with Building standards, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises.

3.The bulletin board or directory of the Building shall be used primarily for display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with tenants to be placed thereon and to charge for names associated with tenants to be placed thereon at rates applicable to all Tenants.

4.The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by tenants or used by them for any purposes other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof of the Building are not for the use of the general public and Landlord in all cases reserves the right to control the same and prevent access thereto by all persons whose presence, in the judgment of the Landlord, is or may be prejudicial to the safety, character, reputation or interests of the Building and its tenants; provided however, that Landlord shall not prevent such access to persons with whom tenants deal in the ordinary course of business unless such persons are engaged in illegal activities. No person shall go upon the roof of the Building unless expressly so authorized by Landlord.

5.Tenant shall not alter any lock nor install any new or additional locks or any bolts on any interior or exterior door of any Premises leased to Tenant without the prior written consent of Landlord.

6.The doors, windows, light fixtures and any lights or skylights that reflect or admit light into halls or other places of the Building shall not be covered or obstructed. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, cause such expense.

7.Tenants shall not mark, drive nails, screw or drill into the walls, woodwork or plaster or in any way deface the Building or any premises leased to a tenant. Normal picture hanging excluded.

8.Furniture, freight or equipment of every kind shall be moved into or out of the Building only at such times and in such manner as Landlord shall designate. Landlord may prescribe and limit the weight, size and position of all equipment to be used by tenants, other than standard office desks, chairs, and tables and portable office machines. Safes and other heavy equipment shall, if considered necessary by Landlord, stand on wood strips of such thickness as Landlord deems necessary to distribute properly the weight thereof. Landlord, at its own discretion may require an elevator technician to attend to the move at the sole cost of the tenant. All damage to the Building or premises occupied by tenants caused by moving or maintaining any property of a tenant shall be repaired at the expense of such Tenant.

9.No tenant shall employ any person, other than the janitor provided by Landlord, for the purpose of cleaning the premises occupied by such tenant unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person shall be permitted to enter the Building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for loss of property on the Premises, however occurring, or for any damage to the property of any tenant caused by the employees or independent contractors of Landlord or by any other person. Janitor service will not be furnished when rooms are occupied during the regular hours when janitor service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services.

10.No tenant shall sweep or throw or permit to be swept or thrown any dirt or other substance into any of the corridors, halls or elevators or out of the doors or stairways of the Building; use or keep or permit to be used or kept any foul or noxious gas or substance; permit or suffer the premises occupied by such tenant to be occupied or used in a manner offensive or objectionable to Landlord or other tenants by reason of noise, odors or vibrations; interfere in any way with the other tenants or persons having business in the Building; or bring or keep or permit to be brought or kept in the Building any animal life form, other than human, except seeing-eye dogs when in the company of their masters.

11.No cooking shall be done or permitted by tenants in their respective premises, except with a microwave or toaster oven, nor shall premises occupied by tenants be used for storage or merchandise, washing clothes, lodging, or any improper, objectionable or immoral purposes.

12.No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of customary office equipment, or, without Landlord's prior written approval, use any method of heating or air-conditioning other than the supplied by Landlord. No tenant shall use or keep or permit to be used or keep any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Tenant must comply with any government imposed codes and regulations concerning the use or storage of any substances on the premises.

13.No boring or cutting for telephone or electric wires shall be allowed without the consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord. The location of telephones, speakers, fire extinguisher and all other equipment affixed to premises occupied by tenants shall be subject to the approval of Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment.

14.Upon termination of occupancy of the Building, each tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such tenant, and in the event of loss of any keys so furnished shall pay Landlord thereof.

15.No tenant shall affix any floor covering in any manner except as approved by the Landlord. The expense for repairing any damage caused by removal of any such floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16.No mail, furniture, packages, supplies, equipment, merchandise or deliveries of any kind will be received in the Building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.
17.On Saturdays, Sundays and legal holidays and between the hours of 6:00 p.m. and 8:00 a.m., access to the Building may be refused unless the person seeking access is known to the person charged with responsibility for the safety and protection of the Building and has a pass or is properly identified. In no case shall Landlord be liable for any loss or damage for any error with respect to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion and at such times as Landlord deems necessary for the safety and protection of the Building, its tenants and all property located therein, Landlord may prohibit and prevent access to the Building by all persons by any means Landlord deems appropriate.

18.Each tenant shall see that the exterior doors of its premises are closed and securely locked on Sundays and legal holidays and not later than 6:00 p.m. of each other day. Each tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off each day before its premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste or damage to Landlord or to other tenants of the Building.

19.Landlord may exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who may in any manner do any act in violation of any of the rules and regulations of the Building.

20.The requirements of tenants will be attended to only upon application to Landlord at the office of the Building. Employees of Landlord shall not perform any work outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (tenant or otherwise) to any premises in the Building.

21.No vending or food or beverage dispensing machine or machines of any description shall be installed, maintained or operated upon any premises in the Building without the written permission of the Landlord.

22.	Landlord, without notice and without liability to any tenant, at any time may change the name or the street address of the Building.

23.The term "Building" as used in these rules and regulations means the Building described in the Lease to which these rules and regulations are attached. Each tenant shall be liable to Landlord and to each other tenant of the Building for any loss, cost, expense, damage or liability, including attorneys fees, caused or occasioned by the failure of such first named tenant to comply with these rules, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any tenant and such failure by Landlord or non-compliance by any other tenant shall not be a ground for termination of the Lease to which these rules and regulations are attached by the tenant thereunder.

24.	[Intentionally Omitted].

25.Each tenant shall maintain the portions of its Premises which are visible from the outside of the Building or from hallways or other public areas of the Building, in a neat, clean and orderly condition.

26.No tenant shall tamper with or attempt to adjust the temperature control thermostats in its premises. Landlord shall adjust such thermostats as required to maintain heat and air-conditioning at the Building standard temperature.

27.	No tenant shall place any items whatsoever on the roof or balcony areas of the Building without prior written consent of Landlord.

28.No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window or the Building without prior written consent of Landlord. In any event, with the prior written consent of Landlord, such times shall be installed on the office side of the Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

29.	Intentionally omitted.

30.Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, tickets or any other goods or merchandise to the general public in or on the premises, nor shall any tenant carry on, or permit or allow any employees or other person to carry on, the business of stenography, notary, typewriting or similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specially provided or in such tenant's lease.

31.	No tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

32.There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind (e.g. bike of any type, except wheel chair) shall be brought by any tenant into the Building or kept in or about the premises.

33.Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Mateo without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord shall designate.

34.Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in or about the Building are prohibited, and each tenant shall cooperate to prevent same.

35.While in the Building, tenant's contractors shall be subject to and under the control and direction of the manager of the Building and/or the Building Engineer (but not as an agent or employee of Landlord or said manager or engineer).

36.Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations against any or all of the tenants of the Building.

37.These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

38.Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

39.	Pets are not permitted entry to the Building. Guide dogs for the blind are permitted to the Building.

Landlord’s Initials          Tenant’s Initials

EXHIBIT E
WORK LETTER

The original Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount set forth in Item 17 of the Basic Lease Provisions for the costs relating to the design and construction of Tenant's improvements, which are permanently affixed to Suite 300 of the Premises (the "Tenant Improvements") and constructed pursuant to Section 7.3 of the Lease. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully utilized by the first anniversary of the Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Landlord may, by written notice to Tenant, require any of the Tenant Improvements to be removed at the end of the Term and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a good condition. Tenant shall not be entitled to receive any cash payment or credit against rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvements; provided, however, that Tenant shall have the one-time right to apply any unused Tenant Improvement Allowance against Basic Rent payable during the first twelve (12) months of the initial Term only so long as (i) Tenant is not in default beyond any applicable notice and cure period, (ii) Tenant has not assigned the Lease, and (iii) Tenant provides Landlord with thirty (30) days prior written notice specifying the exact amount of the Tenant Improvement Allowance that Tenant desires to apply against Basic Rent which shall not be contested. Any amount so applied to Basic Rent shall reduce the amount of Tenant Improvement Allowance that Landlord is obligated to disburse hereunder by said amount. In no event shall the Tenant Improvement Allowance be used for furniture, personal property, low voltage cabling, fixtures or equipment or for constructing improvements in the Premises for purposes of offering space for sublease or for the benefit of a subtenant.

Provided that Tenant is not in default under any of the terms and conditions herein or the Lease, and provided that Landlord does not dispute any request for payment based on non-compliance of any work, or due to any substandard work, or for any other reasonable reason, Landlord shall disburse the Tenant Improvement Allowance upon (i) completion of the Tenant Improvements, (ii) Tenant’s opening and operating business in the Premises for the permitted use, and (iii) Landlord’s receipt of (A) invoices and evidence of payment for labor rendered and materials delivered to the Premises in connection with the Tenant Improvements and (B) properly executed mechanic's lien releases from all of Tenant's contractors, subcontractors, agents and representatives, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 or 8138 or any successor statute, and (C) all other information reasonably requested by Landlord, and (iv) the architect delivering to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been completed. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

Notwithstanding any contrary provision herein, if Tenant defaults under the Lease, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvements. This Work Letter shall not apply to any space other than the originally demised Premises.

Landlord’s Initials:

Tenant’s Initials:

EXHIBIT F
FORM SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS    SUBORDINATION,    NON-DISTURBANCE    AND    ATTORNMENT
AGREEMENT (this “Agreement”) is made and entered into as of the day of         20 , by and among     (“Tenant") and NEW YORK LIFE INSURANCE COMPANY, attorney-in-fact for The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity, but solely as trustee under that certain Trust Agreement dated as of July 1, 2015 between New York Life Insurance Company, as grantor, John Hancock Life Insurance Company (U.S.A.), as beneficiary, John Hancock Life Insurance Company of New York, as beneficiary, and the Bank of New York Mellon, as trustee (“Lender"), whose principal address is 51 Madison Avenue, New York, New York    10010, and
     (“Borrower”).

RECITALS:

A.    Lender’s predecessor in interest made a mortgage loan (the “Loan") to Borrower in the amount of $     to be secured by, among other things, a mortgage [or deed of trust] (the "Mortgage") on the real property legally described in Exhibit "A" attached hereto (the "Premises");

B.    Tenant is the present lessee under a lease dated     with     , ("Landlord"), demising a portion of the Premises (said lease and all amendments now or hereafter executed with respect thereto being referred to as the "Lease");

C.	The Lease is presently subordinate to the lien of the Mortgage; and

D.    The parties desire to affirm the subordination of the Lease to the Mortgage and to set forth herein the agreement of Tenant and Lender regarding the relationship between the Lease and the Mortgage.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS:

1.    Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the portion of the Premises covered by the Lease (the “Demised Premises”) are and continue to be subject and subordinate to the lien of the Mortgage and to any modification, reinstatement, extension, renewal, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any other mortgages or deeds of trust on the Premises which may hereafter be held by Lender.

2.	Tenant Not to Be Disturbed. In the event it should become necessary to foreclose the

Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

3.    Tenant to Attorn to Lender. In the event of foreclosure of the Mortgage, or upon a sale of the property encumbered thereby pursuant to the trustee's power of sale contained therein, or upon a transfer of said property by deed in lieu of foreclosure, then so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease, or otherwise at Lender's election, the Lease (subject to Section 4 below) shall continue in full force and effect as a direct lease between the succeeding owner of the said property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease. Tenant hereby agrees to attorn to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Tenant agrees to execute and deliver to any such successor owner such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such successor owner may reasonably request. Tenant waives the provisions
(i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which, in either case, may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

4.    Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

(a)	liable for any act or omission of any prior landlord (including Landlord);

(b)
obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

(c)	subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(d)	bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

(e)	bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

(f)
liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

5.    Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. By its execution hereof, Borrower expressly consents to the foregoing.

6.    Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

7.    Lender's Right to Notice of Default and Option to Cure. Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

To Lender:    NEW YORK LIFE INSURANCE COMPANY
c/o New York Life Real Estate Investors 51 Madison Avenue
New York, New York 10010-1603
Senior Director – Loan Administration Division Loan No.:

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event Lender is unable to cure the default by the exercise of reasonable diligence within such 30-day period, including on account of the need to take possession of the Premises in order to undertake such cure, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

8.    Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

9.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

10.    Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises are located, other than such law with respect to conflicts of law.

11.    New Lease. Upon the written request of Lender to Tenant at the time of a foreclosure, trustee’s sale or deed in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

12.    Conflict. This Agreement supersedes any inconsistent provisions of the Lease, and may not be amended or modified except by an agreement in writing executed by all parties hereto.

13.    No Modification. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage, except as specifically set forth herein.

14.    Non-Disturbance. Lessee agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

15.    Miscellaneous. Time is of the essence with respect to all obligations under this Agreement. This Agreement may be modified only by an instrument in writing executed by the party against whom enforcement is sought. Any waivers granted hereunder must be in writing. This Agreement contains the entire agreement between Lender and Tenant relating to the subject matter hereof, and supersedes entirely any and all prior written or oral agreements with respect thereto. The unenforceability or invalidity of any provision of this Agreement as to any party or circumstance shall not render that provision unenforceable or invalid as to any other party or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

IF TENANT IS A CORPORATION, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n)     corporation

By:     (Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IF TENANT IS A LIMITED LIABILITY COMPANY, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n)     limited liability company

By:     (Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IF TENANT IS A PARTNERSHIP, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n)     partnership

By:	(Signature)

(Printed Name of Signatory)

Its:    GENERAL PARTNER
(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IF TENANT IS AN INDIVIDUAL, USE THIS SIGNATURE PAGE

TENANT

(Signature)

(Printed Name)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

LENDER

NEW YORK LIFE INSURANCE COMPANY, attorney-
in-fact for The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity, but solely as trustee under that certain Trust Agreement dated as of July 1, 2015 between New York Life Insurance Company, as grantor, John Hancock Life Insurance Company (U.S.A.), as beneficiary, John Hancock Life Insurance Company of New York, as beneficiary, and the Bank of New York Mellon, as trustee

By:	Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

This instrument was acknowledged before me on          , 2017, by     ,
     of NEW YORK LIFE INSURANCE COMPANY, attorney-in-fact for The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity, but solely as trustee under that certain Trust Agreement dated as of July 1, 2015 between New York Life Insurance Company, as grantor, John Hancock Life Insurance Company (U.S.A.), as beneficiary, John Hancock Life Insurance Company of New York, as beneficiary, and the Bank of New York Mellon, as trustee, on behalf of said company.

My Commission Expires:	Notary Public, State of _
Printed/Typed Name of Notary

The terms of the above Agreement are hereby consented, agreed to and acknowledged.

BORROWER

(Printed Name of Borrower)
a

By:     (Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

[OPTIONAL]

This instrument was prepared by and when recorded should be returned to:

    , Esq. New York Life Insurance Company Office of the General Counsel
51 Madison Avenue
New York, New York 10010